CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm included in the prospectuses and statement of additional information of the Integrity Managed Portfolios, filed as part of this Post-Effective Amendment No. 53 to the Integrity Managed Portfolios' Registration Statement under the Securities Act of 1933 (File No. 33-36324) and Amendment No. 55 to the Integrity Managed Portfolios' Registration Statement under the Investment Company Act of 1940 (File No. 811-6153).

/s/Sutherland Asbill & Brennan LLP

Sutherland Asbill & Brennan LLP

Washington, D.C.

November 29, 2005